EXHIBIT 31.1

CERTIFICATION

     I, Gregg Engles, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of Dean Holding Company;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of Dean Holding Company as of, and for, the periods presented in this quarterly report;

4.	Dean Holding Company’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for Dean Holding Company and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Dean Holding Company, and its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b.	[Omitted in accordance with SEC Release Nos. 33-8238 and 34-47986]

c.	Evaluated the effectiveness of Dean Holding Company’s disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this quarterly report based on such evaluation; and

d.	Disclosed in this quarterly report any change in Dean Holding Company's internal control over financial reporting that occurred during Dean Holding Company’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, Dean Holding Company’s internal control over financial reporting.

5.	Dean Holding Company’s other certifying officers and I have disclosed, based on our most recent evaluation, to Dean Holding Company’s auditors and the audit committee of Dean Holding Company’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting are reasonably likely to adversely affect Dean Holding Company’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in Dean Holding Company’s internal controls.

/s/ Gregg Engles

Gregg Engles
Chief Executive Officer
November 14, 2003